                       SIXTH AMENDMENT TO LEASE AGREEMENT


                  THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this "SIXTH AMENDMENT") is made and entered into effective as of the 25th day of September, 1996, by and between TEXAS TOWER LIMITED, a Texas limited partnership (the "LANDLORD") and SANDERS MORRIS MUNDY INC., a Texas corporation (being one and the same as Sanders, Morris & Mundy, Inc. and Sanders, Morris & Mundy as party to one or more of the lease amendments described below) (the "TENANT").

                                   WITNESSETH

                  WHEREAS, by that certain Lease Agreement dated September 22, 1987 (the "ORIGINAL LEASE") Landlord leased to Tenant approximately 8,064 square feet of net rentable area of office space located on Floor 31 (the "EXISTING PREMISES") of the building known as Texas Commerce Tower located at 600 Travis Street in Houston, Harris County, Texas (the "BUILDING"), all as is more fully described in the Lease; and

                  WHEREAS, by that certain Guaranty dated September 22, 1987 (the "ORIGINAL GUARANTY") Donald A. Sanders, Ben T. Morris and John I. Mundy (collectively, the "ORIGINAL GUARANTORS") guaranteed the performance of Tenant's obligations under the Original Lease; and

                  WHEREAS, by that certain Guaranty of Lease Obligations dated April 20, 1992 (the "FOURTH AMENDMENT GUARANTY") the Original Guarantors and George L. Ball (collectively, the "EXISTING GUARANTORS") guaranteed the performance of Tenant's obligations under the Original Lease from and after the date of the Fourth Amendment (as defined below); and

                  WHEREAS, Landlord and Tenant have amended the Original Lease pursuant to the following instruments: (i) First Amendment to Lease Agreement dated October 26, 1990 (the "FIRST AMENDMENT"); (ii) Second Amendment to Lease Agreement dated December 1, 1990 (the "SECOND AMENDMENT"); (iii) Third Amendment to Lease Agreement dated May 21, 1991 (the "THIRD AMENDMENT"); (iv) Fourth Amendment to Lease Agreement dated April 20, 1992 (the "FOURTH AMENDMENT"); and (v) Fifth Amendment to Lease Agreement dated July 25, 1994 (the "FIFTH AMENDMENT") (the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment is herein referred to as the "LEASE"); and

                  WHEREAS, the current area of the Existing Premises is 17,691 square feet of net rentable area and the existing Lease term is scheduled to expire on November 30, 1997; and

                  WHEREAS, Landlord and Tenant desire to further amend the Lease, to provide, among other things, for an additional expansion of the Existing Premises and extension of the Lease term by Tenant and Landlord is willing to agree to such an amendment upon the terms and conditions as set forth below.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend, and do hereby amend, the Lease as follows:

                  1. EXPANSION OF LEASED PREMISES. Subject to and upon the terms, provisions and conditions hereinafter set forth and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord an additional 4,382 square feet of net rentable area on Floor 31 of the Building (the "FLOOR 31 EXPANSION PREMISES") and 9,450 square feet of net rentable area on Floor 28 of the Building (the "FLOOR 28 EXPANSION PREMISES") as reflected on the floor plans of the Floor 31 Expansion Premises and the Floor 28 Expansion Premises attached hereto and made a part hereof for all purposes as EXHIBIT A (the Floor 31 Expansion Premises and the Floor 28 Expansion Premises are sometimes collectively referred to herein as the "EXPANSION PREMISES").

                  2. EXPANSION PREMISES COMMENCEMENT DATE. Subject to and upon the terms and conditions set forth in this Sixth Amendment, the term of the Lease with respect to the Expansion Premises shall commence on the expiration of the sixtieth (60th) day following Landlord's delivery of possession of the Expansion Premises to Tenant for construction of leasehold improvements desired by Tenant (the "EXPANSION PREMISES COMMENCEMENT DATE") and shall terminate on the termination date of the Lease. Upon request of Landlord at any time after the Expansion Premises Commencement Date, Tenant shall execute and deliver to Landlord a declaration (in a form provided by Landlord) specifying the Expansion Premises Commencement Date.

                  3. NET RENTABLE AREA. Article I, Paragraph 1 of the Lease is hereby amended to provide that from and after the Expansion Premises Commencement Date, the "leased premises" and the "net rentable area" of the leased premises shall be stipulated to be 31,523 square feet, comprised of 9,450 square feet of net rentable area on Floor 28 and 22,073 square feet of net rentable area on Floor 31 of the Building. The Existing Premises and the Expansion Premises are sometimes collectively referred to as the "LEASED PREMISES".

                  4. EXTENSION OF LEASE TERM. Subject to and upon the terms, provisions and conditions set forth herein and each in consideration of the duties, covenants and obligations of the other hereunder the term of the Lease is hereby extended for an additional period of sixty (60) months commencing December 1, 1997 and terminating November 30, 2002 (the "RENEWAL TERM").

                  5.    RENT.

                  (a) From the date hereof and continuing through November 30, 1997 Base Rental payable by Tenant with respect to the Existing Premises shall continue to be paid by Tenant at the rate provided for in Article II, Paragraph 4 of the Lease. Tenant shall also continue to pay Lessee's Additional Rental, Lessee's Forecast Additional Rental and all other sums payable by Tenant with respect to the Existing Premises during such period on the terms and conditions set forth in the Lease.

                  (b) Effective as of the Expansion Premises Commencement Date and continuing through November 30, 1997 Base Rental payable by Tenant with respect to the Expansion Premises only shall be equal to $9.00 net per square foot of net rentable area within the Expansion Premises per year payable monthly as provided in Article II of the Lease. Tenant shall also pay Lessee's Additional Rental, Lessee's Forecast Additional Rental and all other sums payable by Tenant with respect to the Expansion Premises during such period on the terms and conditions set forth in the Lease.

                  (c) Base Rental payable by Tenant pursuant to Article II, Paragraph 4 of the Lease with respect to the entire Leased Premises during the Renewal Term shall be determined according to the following schedule:



                    RENTAL PERIOD                ANNUAL BASE RENTAL RATE
                    -------------                -----------------------
         December 1, 1997 - November 30, 1998         $9.00 net
         December 1, 1998 - November 30, 2000         $10.00 net
         December 1, 2000 - November 30, 2002         $11.00 net




The Base Rental rates are quoted per square foot of net rentable area within the Leased Premises per annum. Tenant shall also pay Lessee's Additional Rental, Lessee's Forecast Additional Rental and all other sums payable by Tenant with respect to the Leased Premises during the Renewal Term on the terms and conditions set forth in the Lease.

                  6. CONDITION OF THE EXPANSION PREMISES. Landlord agrees to deliver the Expansion Premises to Tenant in its current condition, i.e., "AS IS" and "WITH ALL FAULTS". Tenant will have the right to construct and install the leasehold improvements and tenant finish desired by Tenant in the Expansion Premises in accordance with, and subject to the limitations and conditions set forth in Section 7 of this Sixth Amendment and in the Lease. Landlord and Tenant each agree that this document constitutes the entire agreement of the parties and there were no verbal representations, warranties or understandings pertaining to this Sixth Amendment. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT LANDLORD DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE OF FITNESS

FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE EXISTING PREMISES, THE EXPANSION PREMISES AND/OR THE IMPROVEMENTS LOCATED THEREIN.

                  7. LEASEHOLD IMPROVEMENTS. Tenant will have the right to construct and install the leasehold improvements and tenant finish desired by Tenant in the Leased Premises (collectively, the "LEASEHOLD IMPROVEMENTS") in accordance with, and subject to the limitations and conditions set forth in the Lease and in this Section 7.

                  (a) All plans and specifications, construction drawings, and proposed contractors and subcontractors must be approved by Landlord in writing prior to the commencement of construction of the Leasehold Improvements (such approval not to be unreasonably withheld). Evidence of property, liability and worker's compensation insurance acceptable to Landlord as to insurer, policy terms and coverage (which, as to property and liability insurance policies, may include, without limitation, naming Landlord as additional insured) must be submitted to Landlord as a condition to Landlord's granting its approval of any proposed contractors.

                  (b) Tenant shall not be deemed to be the agent or representative of Landlord in making the Leasehold Improvements, and shall have no right, power or authority to encumber the fee interest in the Building or the land on which it is located. Accordingly, any claims against Tenant with respect to the Leasehold Improvements shall be limited to Tenant's leasehold estate under this Lease. Should any mechanic's or other liens be filed against the Leased Premises, the Building or any other property of Landlord or any interest therein by reason of Tenant's acts or omissions or because of a claim against Tenant or Tenant's general contractor or subcontractors, Tenant shall cause same to be canceled or discharged of record by bond or otherwise within ten (10) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said ten (10) day period (which failure shall be deemed to be a default hereunder), Landlord may, in addition to any other remedy of Landlord hereunder or at law, cancel or discharge same and Tenant shall promptly reimburse Landlord upon demand, for all costs incurred in canceling or discharging such lien or liens (including, without limitation, reasonable legal fees).

                  (c) All Tenant's Work shall be performed in a good and workmanlike manner in accordance with good industry practice, and shall comply in all respects with applicable Federal, State, City and County statutes, ordinances, regulations, laws and codes. All required building and other permits in connection with the construction and completion of the Leasehold Improvements shall be obtained and paid for by Tenant.

                  (d) Upon completion of the Leasehold Improvements, Tenant shall deliver to Landlord one set of the "as-built" plans and specifications for the Leased Premises on a diskette in AUTOCAD or compatible format.

                  (e) Landlord agrees to provide Tenant the following allowances (the "ALLOWANCES") in connection with the construction of the Leasehold Improvements:

                  (i) an allowance (the "CONSTRUCTION ALLOWANCE") of up to $77,255.50, which may only be applied to the payment of the costs and expenses of the design, construction and installation of the Leasehold Improvements;

                  (ii) upon Tenant's request, an additional allowance (the "ADDITIONAL CONSTRUCTION ALLOWANCE") in an amount up to $110,365.00, should the cost to construct the Leasehold Improvements exceed the Construction Allowance. Tenant shall not be entitled to any unused portion of the Additional Construction Allowance.

The Allowances shall be funded within thirty (30) days after Landlord's receipt of Tenant's written request therefor, accompanied by a final lien waiver from Tenant's general contractor and each of the subcontractors designated by Landlord, the AUTO-CAD diskette of the "as-built" plans and specifications for the Leased Premises and reasonable supporting detail for the costs incurred by Tenant; provided, however, that if Tenant shall be in default under the Lease at the time Landlord receives such request, Landlord shall not be obligated to fund the Allowances unless and until such default is cured by Tenant. If the total costs of the Leasehold Improvements exceed the sum of the Construction Allowance and the Additional Construction Allowance, the excess shall be at Tenant's sole cost and expense.

                  Should Tenant utilize all or any portion of the Additional Construction Allowance, the Base Rental rate shall be increased by the amount necessary to fully amortize the amount of such Additional Construction Allowance utilized by Tenant at the rate of ten percent (10%) per annum accruing from the period commencing upon funding by Landlord of that portion of the Additional Construction Allowance utilized by Tenant and expiring upon termination of the Renewal Term.

                  (f) In the event Tenant requests Landlord to contract for the construction and installation of any portion of the Leasehold Improvements on behalf of Tenant, Landlord shall supervise the construction of that portion of Leasehold Improvements and Tenant agrees to pay Landlord a reasonable construction management fee in an amount not to exceed ten percent (10%) of the total construction costs of that portion of the Leasehold Improvements performed by Landlord's contractor. In the event Tenant elects to engage Landlord to install any portion of the Leasehold Improvements, Landlord shall obtain no less than four (4) bids from general contractors mutually selected by Landlord and Tenant, following which Landlord and Tenant shall mutually select one general contractor to perform the Leasehold Improvements.

                  (g) Landlord shall provide freight elevator service for Tenant's contractors on an "as-needed" basis at no charge; provided such usage is scheduled with Landlord in advance upon at least one day's prior written notice.

                  (h) Tenant shall do structural work, coring, drilling and chipping, after normal business hours but shall have the right to construct all other Leasehold Improvements at any hour. If at any time the entry by or presence of one or more persons furnishing labor or materials for the Leasehold Improvements shall cause disharmony or interference with the other tenants in the Building or the operation of the Building, any consent granted by Landlord with respect to the disruptive contractor or subcontractor may be withdrawn following twenty-four (24) hours' written notice to Tenant if such disharmony or interference is not cured within such twenty-four (24) hour period; provided however, Landlord shall have the right at all times to immediately terminate any particular activity or activities of Tenant or its employees, agents, or contractors which, in Landlord's reasonable judgment,
(i) causes unreasonable interference with other Building tenants' usage of the Building, or (ii) poses an immediate threat of damage or injury to persons or property in or around the Building. Landlord shall have the right at all times to inspect the Leasehold Improvements. The Leasehold Improvements shall be performed so as not to alter the exterior appearance of the Building and so as not to adversely affect the structure or safety or systems or services of the Building or those of the other tenants therein, and shall comply in all material respects with all governmental codes (including, without limitation, building, health, safety and fire codes) and with all other governmental and insurance requirements.

                  8. SPRINKLERING OF FLOOR 31 EXPANSION PREMISES. Notwithstanding anything to the contrary contained herein, Landlord, at Landlord's sole expense shall provide full sprinklering of the Floor 31 in accordance with the Building standard sprinklering configuration and utilizing Building standard equipment in accordance with applicable building codes to be completed at some time during calendar year 1997. Landlord agrees that all sprinklering work shall be performed outside normal Building business hours.

                  9.    PREFERENTIAL LEASE RIGHTS.

                  (a)   EXPANSION OPTION.

                  (i) Subject to and upon the terms, provisions and conditions set forth in this Section 9(a), Tenant shall have, and is hereby granted, a one-time option (the "EXPANSION OPTION") to lease those certain premises designated by Landlord (hereinafter sometimes called the "ADDITIONAL EXPANSION PREMISES") located on any single floor selected by Landlord located between Floors 24 through 35 of the Building and consisting of approximately 3,000 square feet of net rentable area (+/-10%), by written notice to Landlord exercised by Tenant within ten (10) days following the expiration of the thirtieth
         (30th) month following the Expansion Premises Commencement Date. If Tenant does not exercise the Expansion Option on or prior to such date, the Expansion Option shall be waived.

                  (ii) The Expansion Option may be exercised only if, at the time of such exercise no event of default under the Lease exists (unless Landlord, in its sole discretion, elects to waive such condition). If such condition is not satisfied or waived by Landlord, any purported exercise thereof shall be null and void.

                  (iii) If Tenant elects to exercise the Expansion Option, the Additional Expansion Premises shall be subject to all of the terms, covenants and conditions of this Lease except that the Base Rental with respect to the Additional Expansion Premises shall be the Market Base Rental Rate as determined by Landlord in accordance with the Lease. Tenant's obligation to pay rental for the Additional Expansion Premises shall commence on the date (the "ADDITIONAL EXPANSION RENTAL COMMENCEMENT DATE") that is the thirtieth (30th) day following Landlord's delivery of possession of the Additional Expansion Premises to Tenant for construction of Leasehold Improvements desired by Tenant.

                  (iv) If Tenant elects to lease the Additional Expansion Premises, Landlord will furnish the Additional Expansion Premises to Tenant, and Tenant will accept the Additional Expansion Premises, in its then current condition (I.E. "AS IS" and "WITH ALL FAULTS").

                  (v) Upon request of Landlord at any time after the Additional Expansion Rental Commencement Date, Tenant shall execute and deliver to Landlord a declaration (in a form provided by Landlord) specifying (i) the Additional Expansion Rental Commencement Date, (ii) the Base Rental schedule for the Additional Expansion Premises and (iii) the net rentable area of the Additional Expansion Premises.

                  (b)   PREFERENTIAL LEASE RIGHT.

                  (i) Subject to and upon the terms, provisions and conditions set forth in this Section 9(b), Tenant shall have, and is hereby granted from and after the date hereof throughout the Renewal Term, a preferential right to lease (the "PREFERENTIAL RIGHT") those certain premises consisting of approximately 11,787 square feet of net rentable area located on Floor 28 of the Building that is then or may become available for lease (the "PREFERENTIAL PREMISES"). A floor plan of the Preferential Premises is attached to this Sixth Amendment as EXHIBIT B.

                  (ii) Tenant may exercise a Preferential Right only if, at the time of such exercise, no event of default under the Lease exists (unless Landlord, in its sole discretion, elects to waive such condition). If such condition is not satisfied or waived by Landlord, any purported exercise thereof shall be null and void.

                  (iii) Should the Preferential Premises becomes available for Lease, Landlord shall promptly deliver to Tenant written notice of such availability and proposed terms for lease of the Preferential Premises (a "LEASE PROPOSAL"). Tenant shall have a period of ten (10) days after receipt of a Lease Proposal to irrevocably and unconditionally exercise its Preferential Right to lease the Preferential Premises upon the terms of the Lease Proposal by written notice to Landlord. Any purported conditional or qualified exercise of a Preferential Right shall be null and void. Upon Tenant's exercise of a Preferential Right, Landlord and Tenant shall negotiate at Landlord's election either (x) a new lease of the Preferential Premises in substantially the same form as this Lease, modified as necessary to reflect the terms of the Lease Proposal or (y) an amendment to the Lease incorporating the terms of the Lease Proposal.

                  (iv) If Landlord does not receive written notice from Tenant of its exercise of the Preferential Right within said ten (10) day period, Landlord shall have a period of one hundred eighty (180) days thereafter to lease the Preferential Premises for an effective rental rate not less than 90% of the effective rental rate reflected by the Lease Proposal, and without material change to the other terms and conditions set forth therein. If Landlord does not lease the Preferential Premises within said one hundred eighty (180) day period, Tenant shall have a Preferential Right on any subsequent leasing thereof the terms set forth above.

                  (c)   RIGHT OF FIRST REFUSAL.

                  (i) Subject to and upon the terms, provisions and conditions set forth in this Section 9(c), Tenant shall have, and is hereby granted, a one-time right of first refusal (the "RIGHT OF FIRST REFUSAL") from and after the date hereof throughout the Renewal Term to lease those certain premises (hereinafter sometimes called the "ROFR PREMISES") located on Floor 28 of the Building and consisting of approximately 1,045 square feet of net rentable area, as reflected on the floor plan attached hereto and made a part hereof for all purposes as EXHIBIT B.

                  (ii) Tenant may exercise the Right of First Refusal only if, at the time of such exercise, no event of default under the Lease exists (unless Landlord, in its sole discretion, elects to waive such condition). If such condition is not satisfied or waived by Landlord, any purported exercise thereof shall be null and void.

                  (iii) If Landlord submits a proposal to lease the ROFR Premises to any third party, which proposal is accepted by any such third party, Landlord will submit the signed proposal to Tenant(a "LEASE PROPOSAL"). Tenant shall have a period of ten (10) days after receipt of a Lease Proposal to irrevocably and unconditionally exercise the Right of First Refusal to lease the ROFR Premises upon the terms of the Lease Proposal by written notice to Landlord. Any purported conditional or qualified exercise of the Right of First Refusal shall be null and void. Upon Tenant*s exercise of the Right of First Refusal, Landlord and Tenant shall negotiate at Landlord's election either (x) a new lease of the applicable ROFR Premises in substantially the same form as the Lease, modified as necessary to reflect the terms of the Lease Proposal or (y) an amendment to the Lease incorporating the terms of the Lease Proposal. Failure of Tenant to timely exercise the Right of First Refusal within such ten
         (10) day period shall render the Right of First Refusal null and void.

                  (d) Tenant acknowledges and agrees that the Expansion Option, the Preferential Right and the Right of First Refusal is subject and subordinate to any and all preferential rights, renewal options, expansion options, and refusal rights of existing tenants in the Building and future tenants of space included within the Preferential Premises or ROFR Premises for which Tenant did not exercise a Preferential Right or Right of First Refusal, as applicable. To Landlord's actual knowledge after reasonable investigation, Landlord warrants that as of the date of this Sixth Amendment existing tenants of the Building with lease rights superior to those of Tenant include Texas Commerce Bank National Association and Liddell, Sapp, Zivley, Hill and LaBoon L.L.P.

                  10. BROKERAGE COMMISSION. Landlord has agreed to pay to Trione & Gordon, Inc. a real estate brokerage commission as set forth in a separate commission agreement between Landlord and such broker. Each party hereby represents and warrants to the other that it has not employed any other agents, brokers, or other parties in connection with this Sixth Amendment, and each party agrees to hold the other party harmless form and against any and all claims of all other agents, brokers and/or other such parties claiming by or through it.

                  11.   GARAGE AND BUILDING PARKING RIGHTS.

                  (a) Landlord hereby agrees to make available to Tenant, and Tenant hereby agrees to take and pay for, from and after the Expansion Premises Commencement Date and throughout the Renewal Term, permits to park, at Tenant's expense, nine (9) automobiles (hereinafter called the "BUILDING PARKING PERMITS") in assigned spaces on the basement parking levels of the Building (the "TCT GARAGE") upon the terms and conditions of this Section 11. Landlord also agrees to make available to Tenant, and Tenant hereby agrees to take and pay for, from and after the Expansion Premises Commencement Date and throughout the Renewal Term permits to park up to twenty-six (26) automobiles (the "GARAGE PARKING PERMITS") in the parking garage (the "TCC GARAGE") in Texas Commerce Center located on Block 68, South Side Buffalo Bayou, City of Houston, Harris County, Texas, upon the terms and conditions of this Section
11. Six (6) of the Garage Parking Permits shall be for reserved parking spaces and twenty (20) of the Garage Parking Permits shall be unreserved parking spaces. In addition to the Building Parking Permits and the Garage Parking Permits, Landlord hereby agrees to make available to Tenant from and after the Expansion Premises Commencement Date and throughout the Renewal Term permits to park, at Tenant's expense up to thirty (30) additional automobiles in unassigned parking areas in the TCC Garage (the "ADDITIONAL PARKING PERMITS"). The Garage Parking Permits, the Additional Garage Parking Permits and Building Parking Permits are collectively referred to herein as the "PARKING PERMITS". The TCT Garage and the TCC Garage are collectively referred to herein as the "GARAGE").

                  (b) During the term of this Lease, Tenant may surrender any Additional Garage Parking Permits and when surrendered, (i) Tenant shall have no further obligation to pay for such surrendered Additional Garage Parking Permits, and (ii) Landlord shall have no further obligation to make the number of surrendered Additional Garage Parking Permits available to Tenant for lease (except on an "as available" basis).

                  (c) Tenant will pay the monthly rental for each of the Parking Permits (i) as to the Garage Parking Permits and the Additional Garage Parking Permits, the posted rates established by the operator of the TCC Garage from time to time for reserved parking and unassigned parking, as applicable, in the TCC Garage, and (ii) as to the Building Parking Permits, the posted rate established by Landlord from time to time for assigned parking in the TCT Garage. The rentals for the Parking Permits shall constitute rent and shall be due and payable in advance on the first day of each calendar month. If the Expansion Premises Commencement Date occurs on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then rentals for the Parking Permits shall be prorated on a daily basis.

                  (d) If the parking spaces covered by any of the Parking Permits are not available or become unavailable to Tenant (due to causes beyond the reasonable control of Landlord) during any portion of the term of this Lease, Landlord shall use good faith efforts to make available to Tenant alternate parking spaces located reasonably near the Building until the parking spaces covered by the Parking Permits are made available to Tenant. In such event Tenant's obligation to pay for Parking Permits shall be limited to those actually provided to Tenant by Landlord. Tenant's use of the Parking Permits shall be subject to such rules and regulations as may be promulgated by the operator of the applicable Garage from time to time.

                  (e) Upon the occurrence of an event of default under the Lease, Landlord shall have the right (in addition to all other rights, remedies and recourse hereunder and at law) to suspend any or all of the Parking Permits without prior notice or warning to Tenant.

                  12.   RENEWAL OPTIONS.

                  (a) Tenant shall have options (a "RENEWAL OPTION") to renew and extend the term of the Lease for two (2) additional periods of five
(5) years each (the "ADDITIONAL RENEWAL TERMS"). A Renewal Option may only be exercised by Tenant giving written notice thereof no more than twelve (12) months nor less than nine (9) months prior to the expiration of the Renewal Term, or the first Additional Renewal Term, as applicable. If Tenant fails to give notice of exercise of the applicable Renewal Option within such specified time period, such Renewal Option shall be deemed waived and of no further force and effect. The exercise of the second Renewal Option is conditioned upon Tenant's extension of the Lease term pursuant to the first Renewal Option.

                  (b) Tenant's right to extend the Lease as provided for herein can be exercised only if, at the time of such exercise and upon the commencement of the applicable Additional Renewal Term, (a) no event of default then exists under the Lease, and (b) Tenant is in possession of at least eighty percent (80%) of the entire Leased Premises (unless Landlord, in its sole discretion, elects to waive either such condition). If either of such conditions are not satisfied or waived by Landlord, the applicable Renewal Option shall be terminated and of no further force and effect, any purported exercise thereof shall be null and void, and the Lease shall terminate upon the expiration of the then current term.

                  (c) If Tenant shall exercise a Renewal Option (in accordance with and subject to the provisions of this Section 12), all of the terms, covenants and conditions provided in the Lease shall continue to apply during the applicable Additional Renewal Term, except that (i) the Base Rental during the applicable Additional Renewal Term shall be the then Market Base Rental Rate as determined for the Leased Premises in accordance with the definition of "Market Base Rental Rate" contained in the Lease, (ii) Tenant shall have no option to renew the Lease beyond the expiration of the second Additional Renewal Term, (iii) Tenant shall have no right to assign its renewal rights to any sublessee of the Leased Premises or assignee of the Lease, (iv) the Leased Premises will be provided to Tenant in its existing condition (on an "as is" basis) at the time each Additional Renewal Term commences and (v) any terms, covenants and conditions that are expressly or by their nature inapplicable to any such Additional Renewal Term (including, without limitation, this Section 12) shall be deemed void and of no further force and effect.

                  13. GUARANTY. As an inducement to Landlord to execute this Sixth Amendment and as a condition to such execution by Landlord, the Existing Guarantors shall execute and deliver a new guarantee (the "SIXTH AMENDMENT GUARANTY") of the payment and performance of all liabilities, obligations and duties imposed upon Tenant by the terms of the Lease from and after the date hereof and throughout the Renewal Term (and Additional Renewal Terms, if applicable) in the form of EXHIBIT C attached hereto. From and after the date of execution of the Sixth Amendment Guaranty by all Guarantors, the Original Guaranty shall terminate and be of no further force and effect. The Fourth Amendment Guaranty shall continue to be effective to the extent provided in the Sixth Amendment Guaranty.

                  14.   MISCELLANEOUS.

                  (a) AMENDMENT TO LEASE. Tenant and Landlord acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this Sixth Amendment and there are no other agreements of any kind currently in force and effect between Landlord and Tenant with respect to the Leased Premises or the Building. The term "Lease" shall mean the Lease as amended by this Sixth Amendment unless the context requires otherwise.

                  (b) COUNTERPARTS. This Sixth Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

                  (c) ENTIRE AGREEMENT. This Sixth Amendment sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in this Sixth Amendment.

                  (d) FULL FORCE AND EFFECT. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect.

                  (e) CONFLICTS. The terms of this Sixth Amendment shall control over any conflicts between the terms of the Lease and the terms of this Sixth Amendment.

                  (f) AUTHORITY OF TENANT. Tenant warrants and represents unto Landlord that (i) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas, (ii) Tenant has full right and authority to execute, deliver and perform this Sixth Amendment; (iii) the persons executing this Sixth Amendment were authorized to do so and (iv) upon request of Landlord, such persons will deliver to Landlord satisfactory evidence of their authority to execute this Sixth Amendment on behalf of Tenant.

                  (g) CAPITALIZED TERMS. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.

                  (h) SUCCESSORS AND ASSIGNS. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.




                  Executed as of the date first written above.

                              LANDLORD

                              TEXAS TOWER LIMITED

                              By:      PRIME ASSET MANAGEMENT, INC.,
                                       its general partner



                                       By:    /s/ J. Mark Russell
                                          -------------------------------------
                                       Title:     Asset Manager



                              TENANT

                              SANDERS MORRIS MUNDY INC.


                                       By:     /s/  John I. Mundy
                                          -------------------------------------
                                       Title:   Executive Vice President

                                    EXHIBIT A

                        FLOOR PLAN OF EXPANSION PREMISES



                                    EXHIBIT B

              FLOOR PLAN OF PREFERENTIAL PREMISES AND ROFR PREMISES


                                    EXHIBIT C

                            LEASE GUARANTY AGREEMENT


                  Section 1. GUARANTY. THIS LEASE GUARANTY AGREEMENT (this "Guaranty"), dated as of September 25, 1996, is executed by the undersigned (herein together with the undersigned's successors and assigns collectively called the "Guarantors") in favor of Texas Tower Limited, a Texas limited partnership (the "Lessor"), as follows:

                                    RECITALS:

                  WHEREAS, Lessor and Sanders Morris Mundy Inc., a Texas corporation (herein together with any permitted assignee of or successor to Lessee's interest under the Lease (hereinafter defined) called the "Lessee") entered into that certain Lease Agreement (the "Original Lease") dated as of September 22, 1987, wherein Lessee leased approximately 8,064 square feet of Net Rentable Area (as defined in the Lease) on Floor 31 in the building known as Texas Commerce Tower in United Energy Plaza (the "Building") and situated on Block 67, S.S.B.B., in Houston, Harris County, Texas (the "Leased Premises"); and

                  WHEREAS, as an inducement for Lessor to enter into the Original Lease, Donald A. Sanders, Ben T. Morris and John I. Mundy (collectively, the "Original Guarantors") executed that certain Guaranty dated as of September 22, 1987 (the "Original Guaranty") in favor of Lessor, guaranteeing the full and faithful payment and performance of each and every of Lessee's obligations under the Original Lease, as the same was amended from time to time; and

                  WHEREAS, Lessor and Lessee have amended the Original Lease pursuant to the following instruments: (i) First Amendment to Lease Agreement dated October 26, 1990 (the "First Amendment"); (ii) Second Amendment to Lease Agreement dated December 1, 1990 (the "Second Amendment"); (iii) Third Amendment to Lease Agreement dated May 21, 1991 (the "Third Amendment"); (iv) Fourth Amendment to Lease Agreement dated April 20, 1992 (the "Fourth Amendment") and (v) Fifth Amendment to Lease Agreement dated July 25, 1994 (the "Fifth Amendment"); and

                  WHEREAS, by that certain Guaranty of Lease Obligations dated April 20, 1992 (the "Fourth Amendment Guaranty") the Original Guarantors and George L. Ball (collectively, the "Existing Guarantors") guaranteed the performance of Lessee's obligations under the Original Lease from and after the date of the Fourth Amendment; and

                  WHEREAS, Lessor and Lessee are, this day, entering into that certain Sixth Amendment to Lease Agreement (the "Sixth Amendment") whereby Lessor and Lessee are further modifying the terms of the Original Lease (the Original Lease, as amended by the terms of the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment and as the same may be further amended or supplemented from time to time, being hereinafter referred to as the "Lease"); and

                  WHEREAS, Guarantors are executing and delivering this Guaranty in order to induce the Lessor to execute the Sixth Amendment.

                  NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and in consideration of the premises and intending to be legally bound by this Guaranty, Guarantors hereby agree with the Lessor as follows:

                  Section 1. GUARANTY. Guarantors hereby jointly, severally and unconditionally guarantee to Lessor and its successors or assigns (subject to the provisions of Section 4 below) the full and punctual payment when due of all sums due and owing or to become due and owing by Lessee under the Lease from and after the date hereof (the "Guaranteed Obligations").

                  Section 2. TERM. The obligations of Guarantors as to the Guaranteed Obligations shall continue in full force and effect against Guarantors until the earlier to occur of (i) the date that all Guaranteed Obligations have been paid in full or (ii) the date of payment by Guarantors of the amount of Guarantors' maximum liability under Section 4 hereof, provided that no default under the Lease has occurred or is then continuing at such time. This Guaranty covers any and all of the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof. This Guaranty is binding upon and enforceable against Guarantors and their respective successors and assigns.

                  Section 3. BENEFIT TO GUARANTOR. Guarantors hereby represent and warrant to Lessor that Guarantors are the sole shareholders of Lessee, and accordingly will receive direct benefit from the making of this Guaranty.

                  Section 4. LIMITATION OF LIABILITY OF GUARANTORS. The aggregate liability of Guarantors for the payment of the Guaranteed Obligations shall be limited to an amount equal to the sum of (a) $200,000 and
(b) the amount of all costs and expenses incurred by Lessor for which the Guarantors are liable pursuant to Section 8 below ("Section 8 Costs"). With respect to the personal liability of each individual Guarantor, (i) the personal liability of Donald A. Sanders under this Guaranty shall not exceed $200,000.00 plus his proportionate share, if any, of any Section 8 Costs; and
(ii) the personal liability of each Guarantor other than Donald A. Sanders (whose liability shall be governed by (i) above) shall not exceed one and one-half (1 1/2) times the sum or amount then owed to Lessor under the Lease multiplied by the percentage ownership interest in Lessee that the applicable Guarantor owns as of the date of this Guaranty (which percentage ownership interest is set forth next to such Guarantor's signature below); provided, however, the joint and several aggregate liability of all Guarantors' personal liability hereunder, including Donald A. Sanders, shall not exceed $200,000.00 plus any Section 8 Costs. Notwithstanding the foregoing, Guarantors' liability for the payment of the Guaranteed Obligations shall be reduced (dollar for dollar) by the amount of each timely rental payment Lessee makes pursuant to the Lease.

                  Section 5. WAIVER OF RIGHTS. Guarantors hereby waive (a) notice of acceptance hereof (which acceptance is conclusively presumed by delivery to Lessor); (b) grace, demand, presentment and protest with respect to the Guaranteed Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of grace, demand, presentment protest, non-payment or other defaults; (d) notice of and/or any right to consent or object to the assignment of any interest in the Lease or the Guaranteed Obligations; (e) the renewal, extension, amendment and/or modification of any of the terms and provisions of the Lease; (f) filing of suit and diligence by Lessor in collection or enforcement of the Guaranteed Obligations; and (g) any other notice regarding the Guaranteed Obligations. Guarantors specifically waive any requirements imposed by Chapter 34 of the Texas Business and Commerce Code.

                  Section 6. PRIMARY LIABILITY OF GUARANTORS. Guarantors agree that Lessor is not required, as a condition to establishing Guarantors' liability hereunder, to proceed against any person (including, without limitation, Lessee or any other guarantor). Guarantors hereby expressly waive any right or claim to force Lessor to proceed first against Lessee or any other guarantor as to any of the Guaranteed Obligations or other obligations of Lessee, and agrees that no delay or refusal of Lessor to exercise any right or privilege which Lessor has or may have against Lessee, whether arising from any documents executed by Lessee, any common law, applicable statute or otherwise, shall operate to impair the liability of Guarantors hereunder. The obligations of the Guarantors hereunder shall not be reduced, impaired or in any way affected by: (a) receivership, insolvency, bankruptcy or other proceedings affecting the Lessee or any of the Lessee's assets; (b) receivership, insolvency, bankruptcy or other proceedings affecting any Guarantor or any Guarantor's assets; (c) any allegation of fraud, usury, failure of consideration, forgery or other defense, whether or not known to Lessor (even though rendering all or any part of the Guaranteed Obligations void or unenforceable or uncollectible as against Lessee or any other guarantor); or (d) the release or discharge of Lessee from the Lease or any of the Guaranteed Obligations or any other indebtedness of the

Lessee to Lessor or from the performance of any obligation contained in the Lease or other instrument issued in connection with, evidencing or securing any indebtedness guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Lessor upon the insolvency, bankruptcy or reorganization of Lessee or otherwise.

                  Section 7. SUBORDINATION AND WAIVER OF SUBROGATION. Each Guarantor hereby fully subordinates the payment of all indebtedness owing to such Guarantor by Lessee (including principal and interest) to the prior payment of all indebtedness of Lessee to Lessor (including, without limitation, interest accruing on any such indebtedness after any insolvency or reorganization proceeding as to Lessee) and agrees not to accept any payment on the same until payment in full of the Guaranteed Obligations, and not to attempt to set off or reduce any obligations hereunder because of such indebtedness. Until all of the Guaranteed Obligations shall have been paid or performed in full, Guarantors shall have no right of subrogation or any other right to enforce any remedy which Lessor now has or may hereafter have against Lessee.

                  Section 8. ATTORNEYS' FEES. If it becomes necessary for Lessor to enforce this Guaranty by legal action, Guarantors hereby waive the right to be sued in the county or state of any such Guarantor's residence and agrees to submit to the jurisdiction and venue of the appropriate federal, state or other governmental court in such county and state of Lessor's office. Guarantors unconditionally agree to pay Lessor collection expenses including court costs and reasonable attorneys' fees if enforcement hereof is placed in the hands of an attorney, including, but expressly not limited to, enforcement by suit or through probate, bankruptcy or any judicial proceedings.

                  Section 9. CUMULATIVE RIGHTS. All rights of Lessor hereunder or otherwise arising under any documents executed in connection with the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of Lessor and without affecting or impairing the liability of Guarantors.

                  Section 10. APPLICABLE LAW. This Guaranty shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.

                  Section 11. JOINT AND SEVERAL LIABILITY. The obligations of the Guarantors under this Guaranty are joint and several.

                  Section 12. LESSOR'S ASSIGNS. This Guaranty is intended for and shall inure to the benefit of Lessor and each and every person who shall from time to time be or become the owner or holder of all or any part of the Lease and/or the Guaranteed Obligations, and each and every reference herein to "Lessor" shall include and refer to each and every successor or assignee of Lessor at any time holding or owning any part of or interest in any part of the Lease and/or the Guaranteed Obligations.

                  Section 13. EFFECT OF PREVIOUS GUARANTY AGREEMENTS. This Guaranty shall apply prospectively from the date hereof with respect to the Lease, any extension or renewal thereof and to any holdover following the expiration of the initial term of the Lease or any extension or renewal thereof. The Fourth Amendment Guaranty shall apply against the Existing Guarantors to any default or state of events which, with the passage of time, the giving of notice, or both, would constitute a default existing as of the date hereof and for any and all obligations of Lessee accruing prior to the date hereof. The Original Guaranty is hereby terminated effective as of the date hereof.

                  Section 14. ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Guaranty.

                  Section 15. MULTIPLE ORIGINALS. This Guaranty may be executed in multiple counterparts each of which shall constitute an original agreement as to the party signing same, but all of which shall constitute a single agreement.

                  EXECUTED as of September 25, 1996.

                                                     "GUARANTORS"
PERCENTAGE OWNERSHIP
     OF LESSEE

                  percent (            %)       DONALD A. SANDERS
-----------------          ------------


                  percent (            %)       BEN T. MORRIS
-----------------          ------------


                  percent (            %)       JOHN I. MUNDY

-----------------          ------------

                  percent (            %)       GEORGE L. BALL
-----------------          ------------

STATE OF TEXAS             Section
                           Section
COUNTY OF HARRIS  Section

                  THIS INSTRUMENT was acknowledged before me on the 25 day of September, 1996, by DONALD A. SANDERS.





                                            Notary Public in and for
                                            the State of Texas



                                            Printed Name of Notary

                                            My Commission Expires:
                                                                  -------------

                      SEVENTH AMENDMENT TO LEASE AGREEMENT


                  THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (this "SEVENTH AMENDMENT") is made and entered into effective as of the 1st day of January, 1998, by and between TEXAS TOWER LIMITED, a Texas limited partnership (the "LANDLORD") and SANDERS MORRIS MUNDY INC., a Texas corporation (being one and the same as Sanders, Morris & Mundy, Inc. and Sanders, Morris & Mundy as party to one or more of the lease amendments described below) (the "TENANT").

                                   WITNESSETH

                  WHEREAS, by that certain Lease Agreement dated September 22, 1987 (the "ORIGINAL LEASE") Landlord leased to Tenant approximately 8,064 square feet of net rentable area of office space located on Floor 31 (the "EXISTING PREMISES") of the building known as Texas Commerce Tower located at 600 Travis Street in Houston, Harris County, Texas (the "BUILDING"), all as is more fully described in the Lease; and

                  WHEREAS, Landlord and Tenant have amended the Original Lease pursuant to the following instruments: (i) First Amendment to Lease Agreement dated October 26, 1990 (the "FIRST AMENDMENT"); (ii) Second Amendment to Lease Agreement dated December 1, 1990 (the "SECOND AMENDMENT"); (iii) Third Amendment to Lease Agreement dated May 21, 1991 (the "THIRD AMENDMENT"); (iv) Fourth Amendment to Lease Agreement dated April 20, 1992 (the "FOURTH AMENDMENT"); (v) Fifth Amendment to Lease Agreement dated July 25, 1994 (the "FIFTH AMENDMENT"); and Sixth Amendment to Lease Agreement dated September 25, 1996 (the "SIXTH AMENDMENT") (the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment is herein referred to as the "LEASE"); and

                  WHEREAS, the current area of the Existing Premises is 31,523 square feet of net rentable area (consisting of 9,450 square feet of net rentable area on Floor 28 of the Building and 22,073 square feet of net rentable area on Floor 31 of the Building), and the existing Lease term is scheduled to expire on November 30, 2002; and

                  WHEREAS, Landlord and Tenant desire to further amend the Lease, to provide, among other things, for an expansion of the Existing Premises by Tenant, and Landlord is willing to agree to such an amendment upon the terms and conditions as set forth below.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend, and do hereby amend, the Lease as follows:

                  1. EXPANSION OF LEASED PREMISES. Subject to and upon the terms, provisions and conditions hereinafter set forth and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord an additional 1,100 square feet of net rentable area on Floor 28 of the Building (the "EXPANSION PREMISES") as reflected on the floor plan of the Expansion Premises attached hereto and made a part hereof for all purposes as EXHIBIT A.

                  2. EXPANSION PREMISES COMMENCEMENT DATE. Subject to and upon the terms and conditions set forth in this Seventh Amendment, the term of the Lease with respect to the Expansion Premises shall commence on May 1, 1998, and shall terminate on the termination date of the Lease.

                  3. NET RENTABLE AREA. Article I, Paragraph 1 of the Lease is hereby amended to provide that from and after the Expansion Premises Commencement Date, the "leased premises" and the "net rentable area" of the leased premises shall be stipulated to be 32,623 square feet, consisting of 10,550 square feet of net rentable area on Floor 28 of the Building, and 22,073 square feet of net rentable area on Floor 31 of the Building. The Existing Premises and the Expansion Premises are sometimes collectively referred to as the "LEASED PREMISES".

                  4.    RENT.

                  (a) Base Rental payable by Tenant pursuant to Article II, Paragraph 4 of the Lease with respect to the Expansion Premises during the Lease term shall be determined according to the following schedule:


                   RENTAL PERIOD               ANNUAL BASE RENTAL RATE
                   -------------               -----------------------
         May 1, 1998 - January 31, 1999              $14.00 net
         February 1, 1999 - November 30, 2002        $16.00 net


The Base Rental rates are quoted per square foot of net rentable area within the Expansion Premises per annum. Tenant shall also pay Lessee's Additional Rental, Lessee's Forecast Additional Rental and all other sums payable by Tenant with respect to the Expansion Premises during the Lease term on the terms and conditions set forth in the Lease.

                  5. CONDITION OF THE EXPANSION PREMISES. Landlord agrees to deliver the Expansion Premises to Tenant in its current condition, i.e., "AS IS" and "WITH ALL FAULTS". Tenant will have the right to construct and install the leasehold improvements and tenant finish desired by Tenant in the Expansion Premises in accordance with, and subject to the limitations and conditions set forth in Section 7 of the Sixth Amendment and in the Lease except that the leasehold improvements allowance to be provided to Tenant with respect to the Expansion Premises shall be governed by Section 7 of this Seventh Amendment. Landlord and Tenant each agree that this document constitutes the entire agreement of the parties and there were no verbal representations, warranties or understandings pertaining to this Seventh Amendment. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT LANDLORD DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE OF FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE EXISTING PREMISES, THE EXPANSION PREMISES AND/OR THE IMPROVEMENTS LOCATED THEREIN.

                  6. IMPROVEMENTS ALLOWANCE. Landlord hereby agrees to provide Tenant an allowance in the amount of $3,300 (the "IMPROVEMENTS ALLOWANCE") for the design and construction of improvements within the Expansion Premises only. The Improvements Allowance may be applied to any costs directly related to the improvement of the Expansion Premises including, without limitation, architectural and engineering fees, costs of construction and installation of improvements in the Expansion Premises, installation of telephone and computer cabling and equipment, etc. The Improvements Allowance shall be paid to Tenant by Landlord within thirty (30) days of Tenant's written request therefor, accompanied by a final lien waiver from Tenant's general contractor and each of the other Tenant's contractors designated by Landlord, an AUTOCAD diskette of the "as-built" plans and specifications for the Expansion Premises and reasonable supporting detail for the costs incurred by Tenant with respect to the Expansion Premises. Should the cost of Tenant's leasehold improvements to the Expansion Premises exceed the amount of the Improvements Allowance, Tenant shall pay all such excess costs. In addition, in the event Tenant requests Landlord to contract for the construction and installation of any portion of the Expansion Premises improvements on behalf of Tenant, Landlord shall supervise the construction of that portion of the Expansion Premises improvements and Tenant agrees to pay Landlord a construction management fee in an amount equal to five percent (5%) of the total construction costs of that portion of the Expansion Premises improvements performed by Landlord's contractor. If Landlord's contractor does not perform the Expansion Premises improvements, Tenant shall not have to pay a construction management fee but will have to pay a construction plan review fee of two percent (2%) of the total construction costs.

                  7. BROKERAGE COMMISSION. Landlord has agreed to pay to Trione & Gordon a real estate brokerage commission as set forth in a separate commission agreement between Landlord and such broker. Tenant hereby represents and warrants to Landlord that Tenant has not employed any agents, brokers, or other parties in connection with this Seventh Amendment, and Tenant agrees to hold Landlord harmless from and against any and all claims of all agents, brokers and/or other such parties claiming by or through Tenant.

                  8.    MISCELLANEOUS.

                  (a) AMENDMENT TO LEASE. Tenant and Landlord acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this Seventh Amendment, and there are no other agreements of any kind currently in force and effect between Landlord and Tenant with respect to the Leased Premises or the Building. The term "Lease" shall mean the Lease as amended by this Seventh Amendment unless the context requires otherwise.

                  (b) COUNTERPARTS. This Seventh Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

                  (c) ENTIRE AGREEMENT. This Seventh Amendment sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in this Seventh Amendment.

                  (d) FULL FORCE AND EFFECT. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect.

                  (e) CONFLICTS. The terms of this Seventh Amendment shall control over any conflicts between the terms of the Lease and the terms of this Seventh Amendment.

                  (f) AUTHORITY OF TENANT. Tenant warrants and represents unto Landlord that (i) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas, (ii) Tenant has full right and authority to execute, deliver and perform this Seventh Amendment; (iii) the persons executing this Seventh Amendment were authorized to do so and (iv) upon request of Landlord, such persons will deliver to Landlord satisfactory evidence of their authority to execute this Seventh Amendment on behalf of Tenant.

                  (g) CAPITALIZED TERMS. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.

                  (h) SUCCESSORS AND ASSIGNS. This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (i) JOINDER OF GUARANTORS. The undersigned "Guarantors" under that certain Lease Guaranty Agreement dated September 25, 1996, hereby join as signatories to this Seventh Amendment for the purpose of granting its consent to same.

                  Executed as of the date first written above.

                                    LANDLORD:

                                    TEXAS TOWER LIMITED

                                    By:   Prime Asset Management, Inc.,
                                          its general partner


                                          By:      /s/   J. Mark Russell
                                                 ------------------------------
                                                   Asset Manager/Vice President

                                    TENANT:

                                    SANDERS MORRIS MUNDY INC.


                                          By:      /s/   Ben T. Morris
                                                 ------------------------------
                                          Title:         President


                                    GUARANTORS:



                                    DONALD A. SANDERS

                                    BEN T. MORRIS

                                    GEORGE L. BALL

                                    EXHIBIT A

                        FLOOR PLAN OF EXPANSION PREMISES

                       EIGHTH AMENDMENT TO LEASE AGREEMENT


                  THIS EIGHTH AMENDMENT TO LEASE AGREEMENT (this "EIGHTH AMENDMENT") is made and entered into as of the 27th day of April, 2000, by and between TEXAS TOWER LIMITED, a Texas limited partnership (the "LANDLORD") and SANDERS MORRIS HARRIS INC., a Texas corporation (successor in interest to Sanders Morris Mundy Inc.) (the "TENANT").

                                   WITNESSETH

                  WHEREAS, by that certain Lease Agreement dated September 22, 1987 (the "ORIGINAL LEASE") Landlord leased to Tenant approximately 8,064 square feet of net rentable area of office space located on Floor 31 (the "EXISTING PREMISES") of the building known as Texas Commerce Tower located at 600 Travis Street in Houston, Harris County, Texas (the "BUILDING"), all as is more fully described in the Lease; and

                  WHEREAS, Landlord and Tenant have amended the Original Lease pursuant to the following instruments: (i) First Amendment to Lease Agreement dated October 26, 1990 (the "FIRST AMENDMENT"); (ii) Second Amendment to Lease Agreement dated December 1, 1990 (the "SECOND AMENDMENT"); (iii) Third Amendment to Lease Agreement dated May 21, 1991 (the "THIRD AMENDMENT"); (iv) Fourth Amendment to Lease Agreement dated April 20, 1992 (the "FOURTH AMENDMENT"); (v) Fifth Amendment to Lease Agreement dated July 25, 1994 (the "FIFTH AMENDMENT"); (vi) Sixth Amendment to Lease Agreement dated September 25, 1996 (the "SIXTH AMENDMENT") and (vii) Seventh Amendment to Lease Agreement dated January, 1998 (the "SEVENTH AMENDMENT"), (the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment is herein referred to as the "LEASE"); and

                  WHEREAS, the current area of the Existing Premises is 32,623 square feet of net rentable area (consisting of 10,550 square feet of net rentable area on Floor 28 of the Building and 22,073 square feet of net rentable area on Floor 31 of the Building), and the existing Lease term is scheduled to expire on November 30, 2002; and

                  WHEREAS, Landlord and Tenant desire to further amend the Lease, to provide, among other things, for an expansion of the Existing Premises by Tenant, and Landlord is willing to agree to such an amendment upon the terms and conditions as set forth below.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend, and do hereby amend, the Lease as follows:

                  1. EXPANSION OF LEASED PREMISES. Subject to and upon the terms, provisions and conditions hereinafter set forth and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord an additional 6,882 square feet of net rentable area on Floor 29 of the Building (the "EXPANSION PREMISES") as reflected on the floor plan of the Expansion Premises attached hereto and made a part hereof for all purposes as EXHIBIT A.

                  2. EXPANSION PREMISES COMMENCEMENT DATE. Subject to and upon the terms and conditions set forth in this Eighth Amendment, the term of the Lease with respect to the Expansion Premises shall commence on May 1, 2000, and shall terminate on the termination date of the Lease (November 30, 2002 unless sooner terminated as provided in the Lease).

                  3. NET RENTABLE AREA. Article I, Paragraph 1 of the Lease is hereby amended to provide that from and after the Expansion Premises Commencement Date, the "leased premises" and the "net rentable area" of the leased premises shall be stipulated to be 39,505 square feet, consisting of 10,550 square feet of net rentable area on Floor 28 of the Building, 6,882 square feet of net rentable area on Floor 29 of the Building, and 22,073 square feet of net rentable area on Floor 31 of the Building. The Existing Premises and the Expansion Premises are sometimes collectively referred to as the "LEASED PREMISES".

                  4.    RENT.

                  (a) Base Rental payable by Tenant pursuant to Article II, Paragraph 4 of the Lease with respect to the Expansion Premises during the Lease term shall be determined according to the following schedule:



                                                      Annual           Monthly
           Rental Period             Rate          Base Rental       Installment
          -------------              ----          -----------       -----------
         5/1/00 - 11/30/02        $17.50 net       $120,435.00       $10,036.25




The Base Rental rate is quoted per square foot of net rentable area within the Expansion Premises per annum. Tenant shall also pay Lessee's Additional Rental, Lessee's Forecast Additional Rental and all other sums payable by Tenant with respect to the Expansion Premises during the Lease term on the terms and conditions set forth in the Lease.

                  5. CONDITION OF THE EXPANSION PREMISES. Landlord agrees to deliver the Expansion Premises to Tenant in its current condition, i.e., "AS IS" and "WITH ALL FAULTS" except that Landlord, at its expense, shall construct an additional exitway (and door) for the Leased Premises in compliance with applicable code requirements and Building standard specifications on or prior to the Expansion Premises commencement date or as soon as reasonably practicable thereafter. Tenant will have the right to construct and install the leasehold improvements and tenant finish desired by Tenant in the Expansion Premises in accordance with, and subject to the limitations and conditions set forth in Section 7 of the Sixth Amendment and in the Lease, except that the only leasehold improvements allowance to be provided to Tenant with respect to the Expansion Premises shall be governed by
Section 6 of this Eighth Amendment. Landlord and Tenant each agree that this document constitutes the entire agreement of the parties and there were no verbal representations, warranties or understandings pertaining to this Eighth Amendment. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT LANDLORD DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE OF FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE EXISTING PREMISES, THE EXPANSION PREMISES AND/OR THE IMPROVEMENTS LOCATED THEREIN.

                  6. IMPROVEMENTS ALLOWANCE. Landlord hereby agrees to provide Tenant an allowance in the amount of $34,410 (the "IMPROVEMENTS ALLOWANCE") for the design and construction of improvements within the Expansion Premises. The Improvements Allowance may be applied to any costs directly related to the improvement of the Expansion Premises including, without limitation, architectural and engineering fees, costs of construction and installation of improvements in the Expansion Premises, installation of telephone and computer cabling and equipment, moving expenses, etc. The Improvements Allowance shall be paid to Tenant by Landlord within thirty (30) days of Tenant's written request therefor, accompanied by a final lien waiver from Tenant's general contractor and each of the other Tenant's contractors designated by Landlord, an AUTOCAD diskette of the "as-built" plans and specifications for the Expansion Premises and reasonable supporting detail for the costs incurred by Tenant with respect to the Expansion Premises. Should the cost of Tenant's leasehold improvements to the Expansion Premises exceed the amount of the Improvements Allowance, Tenant shall pay all such excess costs. Tenant shall not have to pay a construction management fee to Landlord in connection with the improvements to the Expansion Premises. Tenant shall have access to the Expansion Premises at any time after the date hereof in connection with its improvement of the Expansion Premises, subject to all terms and conditions of the Lease (other than the payment of rent).

                  7. BROKERAGE COMMISSION. Landlord has agreed to pay to Trione & Gordon, LLP a real estate brokerage commission as set forth in a separate commission agreement between Landlord and such broker. Tenant hereby represents and warrants to Landlord that Tenant has not employed any agents, brokers, or other parties in connection with this Eighth Amendment, and Tenant agrees to hold Landlord harmless from and against any and all claims of all agents, brokers and/or other such parties claiming by or through Tenant.

                  8. RENEWAL OPTION. The first of two (2) renewal options granted to Tenant pursuant to Section 12 of the Sixth Amendment shall also apply to the Expansion Premises, except that the renewal term applicable to the Expansion Premises shall expire on December 31, 2005 and Tenant must exercise such renewal option with respect to the Expansion Premises on or prior to June 30, 2002 (but no sooner than March 31, 2002).

                  9. ADA/TABA COMPLIANCE. Tenant acknowledges that no representations as to the condition and repair of the leased premises or the Building (including, without limitation compliance by the leased premises and/or the Building with the Americans with Disabilities Act of 1990 (as amended, the "ADA") or the Texas Architectural Barriers Act (as amended, the "TABA"), nor promises to alter, remodel or improve the leased premises or the Building, have been made by Landlord, except as are expressly set forth in this Lease. Tenant agrees that Tenant shall, at its expense, be responsible for compliance with the ADA and TABA with respect to the leased premises. Landlord agrees, at its expense (as part of Operating Expenses) to be responsible for compliance with the ADA and TABA with respect to Building common areas and other public portions of the Building (excluding the leased premises as described above).

                  10. GUARANTIES TERMINATED. The Fourth Amendment Guaranty and the Sixth Amendment Guaranty (as such terms are defined in the Sixth Amendment) are hereby terminated in all respects.

                  11.   MISCELLANEOUS.

                  (a) AMENDMENT TO LEASE. Tenant and Landlord acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this Eighth Amendment, and there are no other agreements of any kind currently in force and effect between Landlord and Tenant with respect to the Leased Premises or the Building. The term "Lease" shall mean the Lease as amended by this Eighth Amendment unless the context requires otherwise.

                  (b) COUNTERPARTS. This Eighth Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

                  (c) ENTIRE AGREEMENT. This Eighth Amendment sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in this Eighth Amendment.

                  (d) FULL FORCE AND EFFECT. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect.

                  (e) CONFLICTS. The terms of this Eighth Amendment shall control over any conflicts between the terms of the Lease and the terms of this Eighth Amendment.

                  (f) AUTHORITY OF TENANT. Tenant warrants and represents unto Landlord that (i) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas; (ii) Tenant has full right and authority to execute, deliver and perform this Eighth Amendment; (iii) the persons executing this Eighth Amendment were authorized to do so; and (iv) upon request of Landlord, such persons will deliver to Landlord satisfactory evidence of their authority to execute this Eighth Amendment on behalf of Tenant.

                  (g) CAPITALIZED TERMS. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.

                  (h) SUCCESSORS AND ASSIGNS. This Eighth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  Executed as of the date first written above.

                            LANDLORD:

                            TEXAS TOWER LIMITED

                            By:      Prime Asset Management, Inc.,
                                     its general partner


                                     By:      /s/  Rafic A. Bizri
                                         -----------------------------
                                              President

                            TENANT:

                            SANDERS MORRIS HARRIS INC.


                                     By:      /s/ Sandy Williams
                                         -----------------------------
                                     Title:   Corporate Secretary

                                    EXHIBIT A

                        FLOOR PLAN OF EXPANSION PREMISES